NETSTREIT REPORTS SECOND QUARTER 2024 FINANCIAL AND OPERATING RESULTS

– Net loss of $(0.03) and Adjusted Funds from Operations ("AFFO") of $0.32 Per Diluted Share –

– Completed $115.7 Million of Gross Investment Activity at 7.5% Blended Cash Yield –

– 2024 AFFO Per Share Guidance Range of $1.25 to $1.28 Maintained –

– Increased Quarterly Dividend by 2.4% to $0.21 Per Share –

Dallas, TX – July 29, 2024 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the second quarter ended June 30, 2024.

“I am pleased to report we completed $116 million in investments at a blended cash yield of 7.5% for the second quarter, and have completed approximately $245 million year to date. As we head into the second half of 2024, we remain disciplined in identifying strategic and accretive transactions to further diversify our portfolio while maintaining one of the strongest portfolios in the net lease space,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

SECOND QUARTER 2024 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three and six months ended June 30, 2024.

	Three Months Ended June 30,
	2024	2023	% Change
	(Unaudited)
Net Loss per Diluted Share	$(0.03)	$(0.01)	(200)%
Funds from Operations per Diluted Share	$0.27	$0.28	(4)%
Core Funds from Operations per Diluted Share	$0.31	$0.29	7%
Adjusted Funds from Operations per Diluted Share	$0.32	$0.30	7%

	Six Months Ended June 30,
	2024	2023	% Change
	(Unaudited)
Net (Loss) Income per Diluted Share	$(0.02)	$0.01	(300)%
Funds from Operations per Diluted Share	$0.55	$0.56	(2)%
Core Funds from Operations per Diluted Share	$0.62	$0.57	9%
Adjusted Funds from Operations per Diluted Share	$0.63	$0.60	5%
1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three and six months ended June 30, 2024.

	Three Months Ended June 30, 2024		Six Months Ended June 30, 2024
	Number of Investments	Amount	Number of Investments	Amount
Investments	28	$115,734	70	$244,941
Dispositions	6	12,707	18	34,301
Loan Repayments	1	2,324	1	2,324
Net Investment Activity		$100,703		$208,316

Investment Activity
Cash Yield		7.5%		7.5%
% of ABR derived from Investment Grade Tenants		36.4%		61.9%
% of ABR derived from Investment Grade Profile Tenants		2.7%		1.3%
Weighted Average Lease Term (years)		16.7		14.0

Disposition Activity
Cash Yield		6.8%		6.8%
Weighted Average Lease Term (years)		10.3		10.3

Loan Repayments
Cash Yield		10.3%		10.3%

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended June 30, 2024.

Developments	Three Months Ended June 30, 2024
Amount Funded During the Quarter	$12,137

As of June 30, 2024
Number of Developments	12
Amount Funded to Date	$27,590
Estimated Funding Remaining on Developments	12,047
Total Estimated Development Cost	$39,637

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of June 30, 2024.

As of June 30, 2024
Number of Investments	649
ABR	$148,258
States	45
Square Feet	11,701,160
Tenants	90
Industries	26
Occupancy	100.0%
Weighted Average Lease Term (years)	9.5
Investment Grade %	68.9%
Investment Grade Profile %	13.7%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, liquidity, ATM sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for the three months ended June 30, 2024.

Leverage	As of June 30, 2024
Net Debt / Annualized Adjusted EBITDAre	5.3	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.4	x

Liquidity
Unused Unsecured Revolver Capacity	$301,850
Cash, Cash Equivalents and Restricted Cash	13,726
Net Value of Unsettled Forward Equity	253,579
Total Liquidity	$569,155

Forward Equity Settlement Activity	As of June 30, 2024
Shares Settled During Quarter	4,000,000
Price Per Share	$16.43
Net Value of Settled Forward Equity	$65,740

ATM Activity
Shares Sold During Quarter	1,635,600
Weighted Average Price Per Share (Gross)	$17.63
Net Value of Unsettled Forward Equity	$28,696
2023 ATM Program Initial Capacity	$300,000
ATM Capacity Remaining as of June 30, 2024	$191,871

Unsettled Forward Equity
Shares Unsettled as of June 30, 2024[1]	14,766,811
Weighted Average Price Per Share (Net)	$17.17
Net Value of Unsettled Forward Equity	$253,579
1.Includes 1,635,600 of forward equity shares sold under ATM Program during the quarter.

OTHER EVENTS

During the quarter ended June 30, 2024, the Company was the victim of a criminal scheme involving a business email compromise of an employee that led to two fraudulent transfers totaling $3.3 million to a third-party impersonating one of our development partners. The result was a $2.8 million loss, net of insurance recoveries. With the assistance of third-party experts, the Company determined this isolated event poses no further threat to the Company or its partners. Given the non-recurring nature of the event, the Company has added back this one-time loss to Core FFO per share.

DIVIDEND

On July 23, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share for the third quarter of 2024. On an annualized basis, the dividend of $0.84 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on September 13, 2024 to shareholders of record on September 3, 2024.

2024 GUIDANCE

The Company is maintaining its full year 2024 AFFO per share guidance range of $1.25 to $1.28. The Company expects cash G&A to be in the range of $13.5 million to $14.5 million (exclusive of transaction costs and severance payments).

The Company's 2024 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Tuesday, July 30, 2024 at 11:00 AM ET. During the conference call the Company’s officers will review second quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until August 6, 2024, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13747334.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate, Net Debt, and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Real estate, at cost:
Land	$494,654	$460,896
Buildings and improvements	1,270,572	1,149,809
Total real estate, at cost	1,765,226	1,610,705
Less accumulated depreciation	(122,236)	(101,210)
Property under development	16,896	29,198
Real estate held for investment, net	1,659,886	1,538,693
Assets held for sale	68,096	52,451
Mortgage loans receivable, net	129,941	114,472
Cash, cash equivalents and restricted cash	13,726	29,929
Lease intangible assets, net	162,273	161,354
Other assets, net	64,064	49,337
Total assets	$2,097,986	$1,946,236
Liabilities and equity
Liabilities:
Term loans, net	$621,869	$521,912
Revolving credit facility	98,000	80,000
Mortgage note payable, net	7,869	7,883
Lease intangible liabilities, net	23,876	25,353
Liabilities related to assets held for sale	1,142	1,158
Accounts payable, accrued expenses and other liabilities	27,368	36,498
Total liabilities	780,124	672,804
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 77,377,679 and 73,207,080 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	773	732
Additional paid-in capital	1,435,577	1,367,505
Distributions in excess of retained earnings	(143,734)	(112,276)
Accumulated other comprehensive income	17,600	8,943
Total stockholders’ equity	1,310,216	1,264,904
Noncontrolling interests	7,646	8,528
Total equity	1,317,862	1,273,432
Total liabilities and equity	$2,097,986	$1,946,236

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental revenue (including reimbursable)	$36,864	$29,707	$72,053	$58,180
Interest income on loans receivable	2,703	1,923	5,187	2,901
Total revenues	39,567	31,630	77,240	61,081
Operating expenses
Property	3,982	3,530	8,084	7,467
General and administrative	5,268	5,260	10,978	10,168
Depreciation and amortization	18,544	15,847	36,084	30,795
Provisions for impairment	3,836	2,836	7,498	2,836
Transaction costs	47	15	175	124
Total operating expenses	31,677	27,488	62,819	51,390
Other (expense) income
Interest expense, net	(7,604)	(5,521)	(13,784)	(9,465)
Gain on sales of real estate, net	8	615	1,006	296
Loss on debt extinguishment	—	(128)	—	(128)
Other (expense) income, net	(2,588)	68	(2,868)	220
Total other (expense) income, net	(10,184)	(4,966)	(15,646)	(9,077)
Net (loss) income before income taxes	(2,294)	(824)	(1,225)	614
Income tax (expense) benefit	(12)	32	(29)	75
Net (loss) income	(2,306)	(792)	(1,254)	689
Net (loss) income attributable to noncontrolling interests	(15)	(1)	(8)	8
Net (loss) income attributable to common stockholders	$(2,291)	$(791)	$(1,246)	$681
Amounts available to common stockholders per common share:
Basic	$(0.03)	$(0.01)	$(0.02)	$0.01
Diluted	$(0.03)	$(0.01)	$(0.02)	$0.01
Weighted average common shares:
Basic	73,588,605	61,043,531	73,419,198	59,600,630
Diluted	73,588,605	61,043,531	73,419,198	60,294,734

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net (loss) income	$(2,306)	$(792)	$(1,254)	$689
Depreciation and amortization of real estate	18,465	15,769	35,926	30,653
Provisions for impairment	3,836	2,836	7,498	2,836
Gain on sales of real estate, net	(8)	(615)	(1,006)	(296)
FFO	19,987	17,198	41,164	33,882
Adjustments:
Non-recurring executive transition costs, severance and related charges	624	201	1,481	214
Loss on debt extinguishment and other related costs	—	223	—	223
Non-recurring other loss (gain), net (1)	2,778	(35)	3,192	(47)
Core FFO	23,389	17,587	45,837	34,272
Adjustments:
Straight-line rent adjustments	(538)	(151)	(1,080)	(462)
Amortization of deferred financing costs	558	336	1,115	615
Amortization of above/below-market assumed debt	29	29	57	57
Amortization of loan origination costs and discounts	(16)	28	23	56
Amortization of lease-related intangibles	(98)	(184)	(193)	(397)
Earned development interest	370	—	703	—
Capitalized interest expense	(226)	(150)	(579)	(284)
Non-cash interest expense	(979)	—	(1,958)	—
Non-cash compensation expense	1,328	1,252	2,752	2,279
AFFO	$23,817	$18,747	$46,677	$36,136

Weighted average common shares outstanding, basic	73,588,605	61,043,531	73,419,198	59,600,630
Operating partnership units outstanding	440,654	507,773	459,520	509,588
Unvested restricted stock units	69,023	152,785	118,790	164,322
Unsettled shares under open forward equity contracts	254,299	—	462,103	20,194
Weighted average common shares outstanding, diluted	74,352,581	61,704,089	74,459,611	60,294,734

FFO per common share, diluted	$0.27	$0.28	$0.55	$0.56
Core FFO per common share, diluted	$0.31	$0.29	$0.62	$0.57
AFFO per common share, diluted	$0.32	$0.30	$0.63	$0.60

(1) Primarily includes the fraudulent fund transfer loss.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2024		2023
	(Unaudited)
Net (loss) income	$(2,306)		$(792)
Depreciation and amortization of real estate	18,465		15,769
Amortization of lease-related intangibles	(98)		(184)
Non-real estate depreciation and amortization	79		78
Interest expense, net	7,604		5,521
Income tax expense (benefit)	12		(32)
Amortization of loan origination costs and discounts	(16)		28
EBITDA	23,740		20,388
Adjustments:
Provisions for impairment	3,836		2,836
Gain on sales of real estate, net	(8)		(615)
EBITDAre	27,568		22,609
Adjustments:
Straight-line rent adjustments	(538)		(151)
Loss on debt extinguishment and other related costs	—		223
Non-recurring executive transition costs, severance and related charges	624		201
Non-recurring other loss (gain), net	2,778		(35)
Other non-recurring expenses, net	210		242
Non-cash compensation expense	1,328		1,252
Adjustment for construction in process (1)	505		334
Adjustment for intraquarter investment activities (2)	1,260		817
Adjusted EBITDAre	$33,735		$25,492
Annualized Adjusted EBITDAre (3)	$134,940

Net Debt	As of June 30, 2024
Principal amount of total debt	$731,284
Less: Cash, cash equivalents and restricted cash	(13,726)
Net Debt	717,558
Less: Net value of unsettled forward equity(4)	(253,579)
Adjusted Net Debt	$463,979

Leverage
Net Debt / Annualized Adjusted EBITDAre	5.3	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	3.4	x

(1) Adjustment reflects the estimated cash yield on developments in process as of June 30, 2024.
(2) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments and interest earning loan activity completed during the three months ended June 30, 2024 and 2023 had occurred on April 1, 2024 and 2023, respectively.
(3) We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
(4) Reflects 14,766,811 of unsettled forward equity shares at the June 30, 2024 available net settlement price of $17.17.

RECONCILIATION OF NET (LOSS) INCOME TO NOI AND CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net (loss) income	$(2,306)	$(792)	$(1,254)	$689
General and administrative	5,268	5,260	10,978	10,168
Depreciation and amortization	18,544	15,847	36,084	30,795
Provisions for impairment	3,836	2,836	7,498	2,836
Transaction costs	47	15	175	124
Interest expense, net	7,604	5,521	13,784	9,465
Gain on sales of real estate, net	(8)	(615)	(1,006)	(296)
Income tax expense (benefit)	12	(32)	29	(75)
Loss on debt extinguishment	—	128	—	128
Interest income on mortgage loans receivable	(2,703)	(1,923)	(5,187)	(2,901)
Other (expense) income, net	2,588	(68)	2,868	(220)
Property-Level NOI	32,882	26,177	63,969	50,713
Straight-line rent adjustments	(538)	(151)	(1,080)	(462)
Amortization of lease-related intangibles	(98)	(184)	(193)	(397)
Property-Level Cash NOI	$32,246	$25,842	$62,696	$49,854
Adjustment for intraquarter acquisitions, dispositions and interest earning development (1)	1,139
Property-Level Cash NOI Estimated Run Rate	33,385
Interest income on mortgage loans receivable	2,703
Adjustments for intraquarter mortgage loan activity (2)	121
Total Cash NOI - Estimated Run Rate	$36,209

(1) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including interest earning developments completed during the three months ended June 30, 2024, had occurred on April 1, 2024.
(2) Adjustment assumes all loan activity completed during the three months ended June 30, 2024, had occurred on April 1, 2024.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net (loss) income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, non-recurring other loss (gain), net, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net (loss) income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net (loss) income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net (loss) income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net (loss) income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, non-recurring other loss (gain), net, other non-recurring expenses (income), lease termination fees, adjustment for construction in process, and adjustment for intraquarter activities.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net (loss) income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net (loss) income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt and Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate on the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

We further adjust Net Debt by the net value of unsettled forward equity as period end to derive Adjusted Net Debt.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net (loss) income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, lease termination fees, and other expense (income), net. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net (loss) income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of June 30, 2024, for all leases that commenced and annualized cash interest on mortgage loans receivable in place as of that date.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of economically occupied properties divided by the total number of properties owned, excluding mortgage loans receivable and properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.